Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-260995) on Form S-8 of our report dated March 24, 2022, with respect to the consolidated and combined financial statements and financial statement schedule III of Orion Office REIT Inc.
/s/ KPMG LLP
San Diego, California
March 24, 2022